UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2009

InSite Vision Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-14207	94-3015807
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

965 Atlantic Ave.
Alameda, California 94501
(Address of principal executive offices)

Registrant’s telephone number, including area code: 510-865-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 8, 2009, InSite Vision Incorporated (the “Company”), received a notice from NYSE Amex LLC (f/k/a NYSE Alternext US LLC) (the “Exchange”), stating that the Exchange’s Listing Qualifications Panel (the “Panel”) determined not to grant the Company’s request for continued listing of its common stock on the Exchange.  The Panel concluded that the Company is not in compliance with the Exchange’s requirements for continued listing set forth in (a) Section 1003(a)(i) of the Company Guide, because its stockholders’ equity was less than the required $2,000,000 and it had losses from continuing operations and net losses in two of its three most recent fiscal years, and (b) Section 1003(a)(ii) of the Company Guide, because its stockholders’ equity was less than the required $4,000,000 and it had losses from continuing operations and net losses in three of its four most recent fiscal years.  The Panel also determined that the Company had not “sufficiently demonstrated” that it could bring itself into compliance with all applicable listing standards within the applicable timeframe required by the Exchange.  Accordingly, the Exchange intends to suspend trading in the Company’s common stock and file an application with the Securities and Exchange Commission to strike the Company’s common stock from listing on the Exchange.  The Company has been informed by the Exchange that the delisting will be effective at the open of trading on April 20, 2009.

The Company expects that its common stock will be eligible for trading on the Over-The-Counter Bulletin Board or the Pink OTC Markets, Inc. on the April 20th delisting date, or as soon as practicable thereafter.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

No.	Exhibit
99.1	Press release, dated April 14, 2009, announcing receipt of notification of NYSE AMEX Panel Decision

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2009

INSITE VISION INCORPORATED (Registrant)

By:	/s/ Louis Drapeau
Name:	Louis Drapeau
Title:	Interim Chief Executive Officer, Vice President, and Chief Financial Officer

EXHIBIT INDEX
No.	Exhibit
99.1	Press release, dated April 14, 2009, announcing receipt of notification of NYSE AMEX Panel Decision